SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2012

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INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                    Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2012, the Board of Directors of Interface, Inc. (the “Company”) approved and adopted a Certificate to Clarify References to Common Stock which has been filed with the Secretary of State of the State of Georgia, effective April 26, 2012, as a part of the Company’s Restated Articles of Incorporation in order to facilitate the understanding by persons who may have occasion to refer to the Company’s Restated Articles of Incorporation about the Company’s simplifying future references to all of its shares of Common Stock, $0.10 par value per share (“Common Stock”), as simply “Common Stock” without the use of the now irrelevant prefixes of “Class A” and “Class B”.  A copy of the Certificate to Clarify References to Common Stock is attached hereto as Exhibit 3.1 hereto and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description
3.1	Certificate to Clarify References to Common Stock, adopted on April 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick C. Lynch Patrick C. Lynch Senior Vice President
Date: April 30, 2012

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate to Clarify References to Common Stock, adopted on April 25, 2012.